Exhibit 99.1

Fleetwood Enterprises (FLE)

Q4 2003 Financial Release Conference Call

Wednesday, July 23, 2003 1:30 pm

Event Transcript

Transcript produced by Fair Disclosure Financial Network, Inc.

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Event Transcript

TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.

Fleetwood Enterprises (FLE) - Q4 2003 Financial Release Conference Call
Wednesday, July 23, 2003 1:30 pm

Fleetwood Enterprises (FLE)

Q4 2003 Financial Release Conference Call

Wednesday, July 23, 2003 1:30 pm

Disclaimer: The information contained herein is the Fair Disclosure Financial Network Inc. (FDfn) textual representation of the applicable Issuer's conference call. There may be material errors, omissions or inaccuracies in our reporting of the conference call described below. This transcript has not been reviewed or endorsed by the Issuer and this FDfn transcript is derived from audio sources over which Fair Disclosure Financial Network, Inc. has no control. Words and/or phrases that cannot be transcribed accurately are so indicated in the transcript. The audio conference call should be considered the ultimate source of this content. FDfn makes no representations with respect to and shall not be deemed to be rendering investment advice.

OPERATOR

Good afternoon, my name is Sylvia and I will be your conference facilitator. At this time, I would like to welcome everyone to the Fleetwood Enterprises fourth quarter and year-end results conference call. [Caller instructions] Thank you. Ms. Bertotti, you may begin your conference.

JILL BERTOTTI

Welcome, and thank you for joining us for the Fleetwood Enterprises fourth quarter and year end conference call. As Sylvia said, I am Jill Bertotti of Allen and Caron. Before we start today’s call there are a couple of items I’d like to cover with you. First, many of you should have received a copy by fax this morning of a press release announcing results for the fourth quarter and fiscal year ended April 27, 2003. In addition, the conference call is being taped. If any of you would like a copy of the tape or if you did not receive a copy of the press release please call the Allen and Caron office in California at 949-474-4300 after the conference call. We will send you a copy of the tape as soon as it is available, or if you need a copy of the press release we will fax it to you right away. Also this call is being broadcast live over the Internet at www.companyboardroom.com, www.streetevents.com, and www.fleetwood.com. A replay of the call will be available at each site shortly after the end of this call. Second, I would like to introduce Kathy Munson, the company’s Director of Investor Relations. Kathy will conclude the introduction to this afternoon’s call and then turn the call over to Fleetwood’s President and CEO, Ed Caudill. Kathy?

KATHY MUNSON

Thank you, Jill. And thank you to everyone joining our call. The statements made by Fleetwood Enterprises in today’s press release and during this conference call that relate to future plans, events or performance are forward-looking statements. These statements are based on the beliefs of the company’s management as well as assumptions made by and information currently available to the company’s management. These statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties and assumptions, including risk factors identified in the company’s 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries, ongoing weakness in the manufactured housing market, the potential impact on demand for our product as a result of weak consumer confidence, the effect of global tensions on consumer confidence, continued acceptance of the company’s products, expenses and uncertainties associated with the introduction of new products, the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing, changes in retail inventory levels in the manufacturing and recreational vehicle industries, competitive pricing pressure, the ability to attract and retain quality dealers, executive officers and other personnel, and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Leaders and conference call participants are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that

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may result from changing circumstances or unanticipated events. Fleetwood executives here today are Boyd Plowman, Executive Vice President and Chief Financial Officer, Chuck Wilkinson, Executive Vice President and Chief Operating Officer, Lyle Larkin, Vice President and Treasurer, and Jim Smith, Vice President and Controller. Also, by teleconference, Ed Caudill, President and Chief Executive Officer and Jack Darnall, President of Fleetwood Retail Corp. I would now like to turn the call over to Ed Caudill, President and CEO of Fleetwood. There will be a discussion of the fourth quarter results after which there will be a question and answer period, Ed?

EDWARD CAUDILL

Thanks, Kathy, and welcome again. Our fiscal fourth quarter and full year 2003 were periods of substantial progress for Fleetwood Enterprises. We continued the introduction of new industry leading products in both manufactured housing and recreational vehicles, strengthened our management teams and completed the building process and implementation of HomeOne Credit Corp., our company-owned finance operation. Although we did not achieve profitability, our operating performance was greatly improved. Boyd Plowman, our CFO, will give you a thorough review of our financial performance. We believe with firm conviction that the actions we’ve taken have moved us strongly down the road to improved substantial financial performance. The following are some of the results we’ve achieved that support this belief. I’d like to start with recreational vehicles.

Our RV business accomplished a $70 million turnaround in performance at the operating line, moving from a $37.5 million loss in fiscal year 2002 to a $32.5 million profit in fiscal year 2003. Extensive new product development in motor homes resulted in both market share growth as well as significant backlog growth for our new products. Motor home market share increased in calendar year 2002 and calendar year to date through April. Most importantly, much of this growth was in higher dollar margin diesel products. Current backlogs are up 20% going into our fiscal first quarter versus a year ago. The introduction of a significant number of new products has also stimulated growth in our travel trailer products. Consumer acceptance of these products has been very high, resulting in an increase in retail sales through July quarter to date. We have also experienced backlog improvement from 3700 to almost 4300 units for the same period of time. As a result, our current sales have moved from 8236 units for the quarter ending April to an anticipated 9800 units for the quarter ending July.

Even with the growing backlog at a time of increased production levels, our dealer inventories have not been growing. This is a clear indicator of the retail success our products are having. This phenomenon has resulted in continued reduction of aged inventory. Aged inventory for motor homes at the end of fourth quarter was at 9%, an extremely low and favorable number, once again indicating the successful retail turn rate for motor homes. For example, in our fiscal fourth quarter we shipped 2657 motor homes and Fleetwood dealers retailed 2634 units. In the current quarter we will ship approximately 2650 motor homes, and our dealers will retail in excess of 3,000 motor homes. Once again, proof of the success of our new products. Additionally, most dealer inventory is current model year product. Our folding trailer group achieved an amazing 46.7% market share through April. Although this segment was most impacted by the Iraq war, we have recently seen orders in retail sales improve.

Moving onto manufactured housing, we continue to be impacted by the lowest wholesale market for new homes since 1963. Even under these conditions, we’ve continued to establish and solidify very significant initiatives that will return handsome dividends to our operating numbers going forward. We’ve completed the staffing and process building that has allowed us to launch HomeOne Credit Corp. to support the sale of Fleetwood Homes. The ramp-up is complete, and we’ve been able to contribute nearly $20 million to it to date. It is a great tool for the sale of homes through Fleetwood Retail Corp. And we’ve been able to sustain our company-owned retail housing organization while keeping our independent retailers. Industrywide, approximately 5,000 retailers have exited the industry during recent years. We started our fiscal year with 138 Fleetwood retail corporation locations, and ended at 136. At the end of the fourth quarter last year our total retailer distribution points numbered 1,295. Through this continued downturn we’ve been able to maintain a very strong distribution base, and at this fiscal year-end we have 1,293 total distribution points. By retaining our distribution base, both independent and company-owned stores, the anticipated upturn in retail demand should result in significant market share growth. Continued product development has also helped sustain our housing sales. Our Entertainer series of homes has sold 628 units during the past quarter and 3,353 in 2003 fiscal year. The strength of products such as these has allowed us to grow our backlog significantly over the last several months. Our backlog in the first quarter has grown 60% to 2,652 units, even with production rate increases in recent months of 20%. This has been accomplished through – even though industry shipments were down 27.1% year to date.

The good employment news of strengthening backlogs has allowed us to add 543 production employees since the end of April quarter and we currently continue to add employees at several of our housing plants. Again, we believe with conviction that we have positioned ourselves to experience sustained, improved financial performance. And now I’ll turn it over — the discussion over to Boyd Plowman, our CFO, who will review our financial results. Boyd?

BOYD PLOWMAN

Thank you, Ed. As Ed has pointed out, we are truly optimistic about the near-term future of Fleetwood despite what you see at the bottom line of our fourth quarter financial results. We had a significant after-tax charge to the quarter’s results that we did not contemplate at the time of our last call. That was the valuation allowance on our deferred tax asset that is mentioned in the press release, and it reduced our net income by $28.4 million. At the operating line we sustained a loss in the fourth quarter of $33.4 million compared with a loss of 49.6 million in last year’s fourth quarter. For the fiscal year we posted an operating loss of $32.2 million, compared with a loss of $90.5 million last year. On a net basis, our loss for the quarter of 55.4 million compares with last year’s loss of 40.5 million. For the full year our net loss of $70.7 million or $1.97 per diluted share compares with last year’s loss of $161.9 million, or $3.90 per diluted share. This year’s loss was affected by the charge I noted earlier, plus non-cash restructuring and impairment charges of $4 million, while results for fiscal 2002 included non-cash charges of $80.6 million or $2.37 per share for the cumulative effect of accounting changes.

Important factors in our quarterly results also include the following:

•                  two charges for the settlements of litigation totaling $6 million. One was a products liability class action suit, and the other was an employment-related dispute.

•                  A $9.8 million pre-tax charge to correct erroneous accounting adjustments previously made in our retail housing division.

•                  A $17.7 million positive generation of cash from operations.

•                  A reduction in the revenues of the manufacturing division of our housing group of 26% and a drop in the retail division sales of 25%. The group’s overall revenues fell to $159 million from $222 million last year.

•                  Improvements in the operating results of all five divisions in our two primary business segments.

•                  A 9% increase in RV sales,

•                  A 33% decrease in operating expenses for the housing group,

•                  A shift to higher priced, higher margin products in all three RV divisions,

•                  A 39% improvement in warranty and service costs, mostly in the housing group, but also affecting the RV group,

•                  A reduction in asset impairment and restructuring charges from $14.1 million to $4 million this year, all of which were related to the housing group, and finally,

•                  The $28.4 million charge to create a valuation allowance against the company’s deferred tax asset.

I want to say a few additional things about that valuation allowance. It was a very difficult decision to create that reserve for this simple reason: we fully expect to be able to realize the entire deferred tax asset. However, the Securities and Exchange Commission appears to be tightening the standard for maintaining that type of asset, especially for companies with recent losses. We believe that the ultimate reversal of this valuation reserve will result in Fleetwood having an abnormally low tax provision when we return to profitability. As for the fiscal year results, important factors in our loss of $70.7 million include the following:

•                  production inefficiencies when we introduced our new lineup of travel trailers. This particularly affected our third quarter.

•                  A 23% decline in our housing group’s revenues, including a 25% decline at FRC. Obviously these declines resulted primarily from the financing difficulties in the industry and the fierce competition from repossessed houses.

•                  And again, the unusual charges in the fourth quarter, which I mentioned a few moments ago.

The improvement from the prior year’s loss of $161.9 million was primarily due to the following factors:

•                  A $70 million positive swing in profitability in the RV group primarily due to the motor home division’s performance. This was partially offset by a $34.8 million negative swing in the manufacturing division of the housing group.

•                  Last year’s non-cash charge of $80.6 million due to adopting financial accounting standard number 142, which resulted in the complete write-off of goodwill at Fleetwood Retail Corporation,

•                  A reduction in restructuring and other impairment charges from $19.9 million to $4 million, and

•                  An operating expense decline of $55 million or 11% due primarily to our cost cutting actions.

Just a few comments regarding our balance sheet. Cash and marketable securities totaled $69.8 million at year-end, up a bit from the end of the prior quarter, but down from $111 million last year. Some of that is the result of an investment in inventories and some of it is related to the building of finance receivables at HomeOne. Inventories were up $22.5 million from the total last year, but down 11 million from the end of the January quarter. They will be lower still at the end of the current quarter as we continue to convert RV inventory to cash over the summer selling season. As I mentioned, retail finance receivables at HomeOne Credit Corp. were 17.7 million at year-end, all put on the books in fiscal 2003. Debt has decreased from $43 million at the end of fiscal 2002 to $34 million at the end of this year. The quarterly results required us to secure an amendment to the adjusted EBITDA covenant with our bank group and with Textron, our inventory floorplan loan provider, and earlier this week that was successfully completed.

We have high hopes for 2004. We believe that our RV products and the processes that we have in place to continue to design cutting-edge products will enable us to continue to gain market share, increase revenues and generate profits. We’re optimistic that calendar 2004 will represent the bottom of the current manufactured housing industry cycle and that our rightsizing moves will allow us to generate operating income with even very limited gains in sales volume. We believe that our company-owned finance operation will allow us to make the necessary incremental sales at our retail stores and help push them toward profitability. We do have the pieces in place to create exciting results, both for our customers and for our shareholders. Ed?

EDWARD CAUDILL

Thanks, Boyd. You know, these are volatile times for every major company and none of us has a perfect crystal ball. But as I stated earlier, we believe that with the accomplishments obtained in fiscal year 2003, Fleetwood will show consistently improved financial performance, assuming, of course, that we get the kind of cooperation that we anticipate from the broader economy. With the backlogs in place, strong distribution and new, well-accepted products, we expect to be profitable in our first fiscal quarter ending in July. I’d like to thank all of today’s participants. And now, we are open to questions.

OPERATOR

[Caller instructions] Your first question comes from Michael Millman from Millman Research.

MICHAEL MILLMAN

Thank you. A couple of questions, particularly on the motor homes. You indicate that you’ve seen strength in diesel. Could you talk a little bit about the gross margins that you’ve been achieving sequentially? Some of the other companies indicated that they’ve had to be very aggressive, etcetera, and also, just clarify on that backlog that’s gone from 3700 to 4300, was that the backlog at the end of April or was that the backlog at the end of July? And maybe you can also, in that connection, after July what kind of inventory will dealers be holding?

CHARLES WILKINSON

Michael, this is Chuck Wilkinson. Let me try to answer some of those questions. The question on margin on motor homes for the quarter ending in April was 14.1% gross profit margin. At the end of the quarter in April we had a backlog in motor homes of 622. We are currently at 1,670. This week a year ago, we were at 1,394. So, what that means is that our backlog has grown since the end of April from 622 to 1,670, which is 168% growth. We’ve also moved production up at the same time.

EDWARD CAUDILL

Chuck, this is Ed. I think he was talking about travel trailer backlogs. The 3700, Michael, was at the end of April and the 4300 is our current backlog in travel trailers.

MICHAEL MILLMAN

Okay. Thank you. And on that margin of 14.1% gross margin, how did that compare with the year-over-year period? And does that look like the margin you’re achieving in the July period?

CHARLES WILKINSON

It was 14.0 last year and 14.1 in April. So, year-over-year it’s 1/10th difference. July will be very close to that.

MICHAEL MILLMAN

Monaco, as you probably heard a couple of weeks ago, had a conference call where they talked about the aggressive pricing for 9.5% selling costs in order to move product. Are you seeing some of this? Are you participating?

CHARLES WILKINSON

We know about it. We heard about that comment. We hear it on the street from our salespeople. We hear it about companies other than Monaco, yes. And we have sales programs. They’re not discounting programs. But there are sales programs.

BOYD PLOWMAN

Michael, this is Boyd. I think although we began to substantially turn up in terms of market share in motor homes about a year and a half ago, maybe even a month or two prior to that, I don’t think there’s any question but what our products have put us in a stronger competitive position today than we were a year ago. So, I think that’s probably the difference.

MICHAEL MILLMAN

Okay. And what kind of inventory do dealers currently have?

CHARLES WILKINSON

In motor homes?

MICHAEL MILLMAN

Motor homes.

CHARLES WILKINSON

At the end of the quarter in April they had 4,616. As has been mentioned earlier, the retail is outpacing our capacity to produce at this point. We will actually have great opportunity because I’m anticipating that to be a lower number. As I sit here this morning, that number is 3,856, which is really a good thing for us. That means our products are turning at a rate —

MICHAEL MILLMAN

That’s the number?

CHARLES WILKINSON

That’s as of today, yes.

BOYD PLOWMAN

That number is likely to go up very rapidly in the next few days.

CHARLES WILKINSON

But it won’t catch 4600.

BOYD PLOWMAN

Not nearly at the level of the end of the first of the year.

MICHAEL MILLMAN

Why is it going up rapidly?

BOYD PLOWMAN

This is the last week of our fiscal quarter, Mike, and we do end up pulling out all the stops to remove any logistical barriers to shipping products. And dealers typically accommodate that. So, this will be a very big ship week for us. It will be, you know, a few hundred units, but it will not be nearly enough to push it up anywhere near 4600.

MICHAEL MILLMAN

All right. Thank you very much.

BOYD PLOWMAN

You bet.

OPERATOR

Your next question comes from John Diffendal from BB&T Capital Markets.

JOHN DIFFENDAL

Good afternoon guys. Just to start, with a profitable first quarter, can you kind of review what the dynamics on the share count will be as you turn toward profitability? And I’m just wondering if the tax thing sort of flips that around in any way? But what sort of share count we’re talking about. I know there’s sort of a hurdle rate on net income that flips that number. Can you review that for me?

BOYD PLOWMAN

The deferred tax asset and its valuation really have no impact on the share count. I think the current accounting treatment on the convertible trust preferred may be what you’re thinking about.

JOHN DIFFENDAL

Right.

BOYD PLOWMAN

And actually, beginning in our second quarter there is a new accounting pronouncement that will change the accounting so that the current joint venture accounting or minority interest accounting will no longer be applicable, and it will have, as a result, no real impact.

JIM SMITH

This is Jim Smith. Other than the fact we would not include the incremental shares related to the preferred securities in the diluted account if we were to be profitable.

JOHN DIFFENDAL

Let me make sure I’m clear on that. Instead of flipping into the 60-some million shares, you will not have that occur on a go-forward basis?

JIM SMITH

That’s correct. It will be treated more as a liability and not as a quasi-equity security.

BOYD PLOWMAN

If it’s a mandatory redemption security, we will simply deduct the interest as opposed to increase the share count. And that accounting begins in our second quarter.

JOHN DIFFENDAL

So, you will have a higher share count somewhere in the 60s in the first quarter, but if it’s profitable going forward it drops back down?

JIM SMITH

Yes. The 60s would only be if there’s dilution. And right now we’re anti-dilutive. And even though we believe we’ll be profitable in the first quarter, we will not have enough profits to offset the minority interest piece of it. So, it will still be anti-dilutive in the first quarter.

JOHN DIFFENDAL

It’s that net income hurdle that throws it over.

BOYD PLOWMAN

Right. We not only have to be profitable, we have to be profitable enough to overcome the minority interest number. And that’s not likely to happen. That won’t happen.

JOHN DIFFENDAL

I think we’ve heard the backlog and sort of the go-forward rate on travel trailers. But what sort of losses — I mean, it was a big part of the loss in the prior quarter. What was the sort of profitability of travel trailers, and how do you see that going forward?

CHARLES WILKINSON

This is Chuck. As you recall, January is a very difficult quarter. I don’t have the number in front of me, but it was approaching a $16 million loss.

JOHN DIFFENDAL

Yes.

CHARLES WILKINSON

So, what we talked about at that time was the massive introduction of all new products across the basic product lines of Terry, Wilderness & Prowler. We talked about production efficiencies at that time and speed. So, a huge part of that loss was in two areas. One was in the labor content, which probably ran at about 78% efficiencies versus 100% that you would target. And the other thing it did, it slowed down the number of pieces that we got built. We went into a process that we labeled plant rationalization and product rationalization where we put as many like pieces together as we could in each specific plant. That is a huge part of the change. And as you see, about 13 or 14 million of that loss has disappeared. That process is continuing. We ended up the April quarter at about 82%, I think it was, or 86%. And we’re running efficiencies at about 93% now. So, each percent on that number of labor content is about a quarter-million dollars to the bottom line. In addition, we’re putting out more units. We have more space. So, both of those things are part of our positive forecast going forward.

JOHN DIFFENDAL

Only a couple million dollar loss is what you’re telling me?

BOYD PLOWMAN

It was 2.9 million.

CHARLES WILKINSON

In April. For the quarter.

JOHN DIFFENDAL

One last question. What was your capacity utilization in manufactured housing?

CHARLES WILKINSON

We had a capacity usage of 46% for the quarter ending in April. And there’s been a lot of really positive things going on since April. I’d like to give you a couple of those thoughts. Our backlog has grown significantly, first of all. The backlog at the end of the quarter in April was 1,661. This morning it’s 2,652. If you looked at that number that I just gave you year-over-year, that’s 45% ahead of a year ago. It’s 60% ahead of the number at the end of April. And in the last 120 days it’s 233% ahead. Because prior to the end of the April quarter that number was 796. That’s all in the face of the fact that we’ve increased production levels this quarter about 20 to 21%. So, we feel very good about things going forward. What’s driving that are our products that were mentioned earlier today, at least the Entertainer was. Very, very successful—the Entertainer product, the Sandpointe product, the Lifestyle product. Some influence on the walk-in traffic with two-stories. And we’re starting to touch certain facilities with modulars. The key point is, though, that as we stand here this morning, a year ago we had 1,295 distribution points. We have 1,293 today. That is not typical of what’s happened to most manufacturers and retailers in the business in the last year. And I feel pretty good about it. I think our capacity, back to the first part of the question, we’ve been running recent weeks about 53 to 64%. Now, that doesn’t mean the whole quarter will finish at that, but we’ve been at that number for probably five or six weeks. And that’s the pace that we’ll go into the October quarter with.

JOHN DIFFENDAL

And just to follow up, you’re really attributing it to the change in the product which you’re laying out there. I mean, you believe that—particularly since we’re kind of finishing up July and there certainly hasn’t been much to get excited about in the shipment numbers that have been running around, not much in terms of an industry turn—it’s more your positioning within the industry. Am I reading that correctly?

CHARLES WILKINSON

I think you’re absolutely correct. I saw on the Internet this morning that the shipments were down 21%, something like that. And if you take that number and anticipate what it would be if it only held that, if it didn’t get any worse than that, it’s still under 130,000. So, what we’ve gone again are – we’ve got our distribution base. We’ve got all of our folks still on board. We have our products working for us. And I feel really good because, don’t forget, up until that release this morning, the wholesale market was down 21.7% year to date. So, we’re diametrically opposed to what’s happening in the marketplace.

JOHN DIFFENDAL

Thanks, Chuck.

OPERATOR

Your next question comes from Barbara Allen from Natexis Bleichroeder.

BARBARA ALLEN

Thank you. I was wondering if you could tell us what the interest expense will be starting in the second quarter associated with the preferreds. And I guess that’s how we should set up our tables with this change in accounting?

JIM SMITH

Barbara, this is Jim Smith. It will be about $8 million.

BARBARA ALLEN

Okay. Per quarter interest expense starting in the second.

JIM SMITH

That’s correct.

BARBARA ALLEN

Would you also, just to make sure I have the numbers right because you’re giving us a lot of numbers given that it’s 86 days after the end of the quarter and only 4 days before the end of the first quarter. Could you give us the backlogs by each of these divisions, April versus April and now versus the same time last year, just to make sure that we’re all the same on this? I’d appreciate it.

CHARLES WILKINSON

Barbara, this is Chuck. I can give you that. Let me start with housing because we were just speaking to housing. At the end of April this year it was 1,661. At the end of April last year it was 1,905. As we stand this morning, which is not a quarter end, 2,652. Do you want motor homes and travel trailers, also, I assume?

BARBARA ALLEN

The 2,652 compared to — I think you said that’s up 45% year-over-year?

CHARLES WILKINSON

Exactly, that’s what quarter end was in the same week. That’s correct.

BARBARA ALLEN

Okay. Motor homes?

CHARLES WILKINSON

Motor homes at the quarter end was 622 floors. At the quarter ending in April of ‘02 it was 769. And where we stand now is 1,670. For the same week approximately last year, it would have been 1,394.

BARBARA ALLEN

Okay. That’s very helpful. And then travel trailers?

CHARLES WILKINSON

Travel trailers at the end of the quarter in April were 3,700. At the end of the quarter the previous April they were 3,894. And they’re just a hair under 4,300 as we’re talking this morning.

BARBARA ALLEN

And the 4,300 compares to?

JIM SMITH

4,300 in the prior year.

BARBARA ALLEN

So, we’re flat?

CHARLES WILKINSON

That’s correct. We’re very close to flat. But the difference is the production rates are significantly higher. It’s a huge process going on that we’re building a lot more. So, maintaining that number is pretty positive.

BARBARA ALLEN

Boyd, could you tell me a little bit about the HomeOne business? I think Ed said that you had about $20 million to date? I guess that is in receivables. At the quarter it was — whatever you said it was.

BOYD PLOWMAN

It was $17.7 million at the end of the fiscal year—and that’s consumer finance receivables. We also have a few million dollars—I think at the end of year it was around 5 million—in construction receivables that are basically construction loans on land/home kinds of sales. And with regard to consumer receivables, we have been running in the neighborhood of $3 million a month. It actually dropped a little bit lower than that in the month of June, but July looks like it would be significantly higher than the 3 million. So, that’s starting to ramp up fairly rapidly.

BARBARA ALLEN

The 5 million in construction receivables on land/home, do those turn into a consumer finance receivable once the process is completed with the house on the lot?

BOYD PLOWMAN

In most cases they do, although we will make that kind of a loan even if there’s another takeout lender involved.

BARBARA ALLEN

And you are holding these on your balance sheets and servicing them?

BOYD PLOWMAN

We are right now. I suspect by the time we next talk on one of these calls we will have a warehouse line in place. But as of this date we’re holding them on our balance sheet. And we’ll still hold them on our balance sheet, but thus far we’ve done it with corporate cash.

BARBARA ALLEN

You’ve funded it all internally, and you’re looking for a warehouse line in the next quarter?

BOYD PLOWMAN

Yes.

BARBARA ALLEN

What about the end game? Anybody to sell these to or ABS markets in the future?

BOYD PLOWMAN

You know, the ABS market is murky, and we don’t anticipate that that is likely to change in the near term. But we don’t have the scale to make it a viable exit in the near term in any event. We still think it’s very likely to be viable at a point in time when we’re in a position to utilize it. In the meantime, we have found a significant amount of interest if we were to want to engage in whole loan sales. As of right now we don’t believe that’s a course we want to take in the near term, but there is a significant interest.

BARBARA ALLEN

Why don’t you want to do that now? Is the price not interesting to you?

BOYD PLOWMAN

Well, we think the price will get better. It’s only recently that the demand began to come back at all. But we’ve really seen a number of different sources who are indicating an appetite for it. So, we think the pricing will get better. And in addition to that, I think in the long-term the sale of a larger pool, whether that’s in the ABS market or a 144A offering of some sort where we can have a large pool of loans and demonstrate the performance of the portfolio on a public basis as opposed to a private basis would be in our best interest.

BARBARA ALLEN

Can you ramp up further than 3 million a month?

BOYD PLOWMAN

We can. We’ve been putting a lot of the pieces in place up to this time, and I expect that that number will rise considerably over the next few quarters.

BARBARA ALLEN

What kind of average down payment are you getting?

BOYD PLOWMAN

It’s in the high teens. My recollection is around 17 or 18%.

BARBARA ALLEN

Okay. I was a little intrigued, the comment you made in the fourth quarter that you had two charges. Did they total 6 million for the settlement of litigation?

BOYD PLOWMAN

Yes, they did. They were actually just about 3 million each.

BARBARA ALLEN

And the 9.8 million charge for erroneous accounting at retail, what on earth is that?

BOYD PLOWMAN

You recall how we built retail, Barbara, and it was in large part by acquisition. And when we were reconciling the accounting of the various dealerships we acquired as we were building FRC, our people down there at the time had to reconcile the asset balances on their books to the physical assets at the location. It was a complex process, and it involved adjustments going both ways, both positive and negative. Now we’ve been able to determine that over the course of this process they inadvertently ended up overstating assets by $9.8 million. And we’ve now reversed that. A footnote to that: we have drilled down into this issue in intense detail, and we can assure you that we do know precisely what happened and we’ve taken the appropriate actions so that we could assure ourselves, and I think you, that there would be no recurrence of anything like this.

BARBARA ALLEN

Well, I don’t have a P&L statement for the fourth quarter, unfortunately. I would have to derive it from the information on the 10Q and all that complicated stuff. But where would this show up in the full year P&L, what line?

BOYD PLOWMAN

It will be in operating expenses and it will be in the retail segment.

BARBARA ALLEN

All right. And the 6 million charge where?

BOYD PLOWMAN

That would be in corporate, in G & A.

BARBARA ALLEN

And in the quarterly operating data, is this stuff in there? Like, is this 9.8 in the housing retail?

BOYD PLOWMAN

Yes, it is.

BARBARA ALLEN

Okay. And lastly for the moment, but I may want to come back because last time I didn’t ask a question on a conference call, your lawyer said you couldn’t answer it if it wasn’t on the conference call. So, I want to make sure I get everything in. So, pardon me for hogging all of this. But the valuation adjustment is after tax, obviously. There’s no tax benefit. So, is it fair for me to take that amount you gave us and just divide it by the number of shares and say that was the EPS impact of that valuation allowance?

BOYD PLOWMAN

Yes, it is.

BARBARA ALLEN

Thank you very much.

BOYD PLOWMAN

You bet.

OPERATOR

Your next question comes from Barry Vogel from Barry Vogel & Associates.

BARRY VOGEL

Good morning. Going back to this $28.4 million, is this in the P&L at all, Boyd?

BOYD PLOWMAN

Yes, it is. The credit is a balance sheet credit against the deferred tax asset on our balance sheet. The debit is to our tax provision, and that is what created the unusual situation of a tax provision even though there was a loss. So, we had a net loss before income tax of 34.9 million. And ordinarily without this valuation reserve there would have been a positive number, a benefit from that loss, and it would have reduced the net after tax loss.

BARRY VOGEL

Okay. That’s good to know. But let’s go back to the prior page on your press release where you break down the segments by operating income or operating loss, okay?

BOYD PLOWMAN

Yep.

BARRY VOGEL

And if we start out in manufactured housing at 9759, is there anything in there whatsoever from either the provision or impairment or the $28.4 million?

BOYD PLOWMAN

No.

BARRY VOGEL

Okay. So, that’s a clean loss of $9.8 million?

BOYD PLOWMAN

Yeah. All of those numbers are operating income. They’re all on a pretax basis.

BARRY VOGEL

Okay. Gotcha. Now, as far as retail —

JIM SMITH

Barry, this is Jim. There is an impairment in the housing group of 2.6 million that’s reflected in that number.

BARRY VOGEL

Okay. So, in the 9759 there’s an impairment charge of 2.6?

BOYD PLOWMAN

But unrelated to this tax issue.

BARRY VOGEL

Now in housing retail at 24063, you just told Barbara that the erroneous accounting adjustment was in the housing retail number in the quarter, is that correct?

BOYD PLOWMAN

That is correct.

BARRY VOGEL

So, included in that 24063 is 9.8 million of erroneous accounting reversal, right?

BOYD PLOWMAN

Yeah. And in addition to that, there is another charge.

JIM SMITH

Asset impairment of 1.2 million.

BARRY VOGEL

Okay. And the rest of it is the loss?

BOYD PLOWMAN

Right.

BARRY VOGEL

Okay. Now, on that erroneous accounting thing, is that a cash expense?

BOYD PLOWMAN

It was reflected as a cash expense, yes.

BARRY VOGEL

Now, if we go to recreational vehicles, the 5,444,000, was that just the division without any extraordinary?

BOYD PLOWMAN

Yes.

BARRY VOGEL

Could you give us in addition to the travel trailer loss of 2.9 million, could you give us the loss for folding trailers and the profit for motor homes?

JIM SMITH

For the quarter, Barry, it was 9.2 million, and folding trailers lost 850,000.

BARRY VOGEL

Okay. So, the 5.4 million is the actual number. There’s no extraordinaries in there?

JIM SMITH

That’s correct.

BARRY VOGEL

Can you tell us what actual capital expenditures were last year, last fiscal year, and what they might be this current year? And the same with D&A?

JIM SMITH

Okay. Cap ex for fiscal 2003 was 19.9 million. And this next year we’re expecting about 34 million.

BARRY VOGEL

Where does the increase come?

JIM SMITH

It’s primarily an expansion of the motor home facilities.

BARRY VOGEL

Is that gonna be on the same locations?

JIM SMITH

It will be in multiple locations.

BARRY VOGEL

Okay. So, you don’t have enough capacity right now, is that correct?

JIM SMITH

Correct.

BOYD PLOWMAN

Yes, that’s correct. And a substantial part of it will be in the same locations.

BARRY VOGEL

Okay. And D&A for the April year, and your prospect for this year?

JIM SMITH

Depreciation and amortization?

BARRY VOGEL

Yes. What was it last year?

JIM SMITH

26.5 million.

BARRY VOGEL

And what might it be this current year?

JIM SMITH

We’re expecting, I think, 27 million.

BARRY VOGEL

Okay. Now, if we go back to that litigation settlement, you said, Boyd, that it was all in corporate. Is that correct?

BOYD PLOWMAN

Yes.

BARRY VOGEL

So, the fact that you show a corporate expense of 5521 in the quarter on your press release, that implies that excluding that litigation you would have had a positive number in corporate.

BOYD PLOWMAN

That’s correct.

BARRY VOGEL

How does that happen? Usually you have negative numbers.

BOYD PLOWMAN

We do. In this particular case we had some gains on sale of facilities and we also, I believe, had a positive investment number on our company-owned life insurance.

BARRY VOGEL

Okay. So, this cleans up all those litigations, am I correct?

BOYD PLOWMAN

Well, it cleans up the two we talked about. We obviously have a lot of litigation at any given point, but these were certainly among of most troublesome that we were concerned about.

BARRY VOGEL

Didn’t you report them about a year ago? Didn’t you take charges to some litigation expenses?

JIM SMITH

We took about $8.9 million in fiscal 2002 that related primarily to two class action suits, one fairly significant related to reporting off the clock.

BARRY VOGEL

Okay. So, that had nothing to do with this $6 million?

JIM SMITH

No. Different events.

BARRY VOGEL

Wow, it’s costing you a lot of money, this litigation. Okay. Now, as far as the travel trailers, to me personally, you know, given the gain in sales, it’s a little bit disappointing notwithstanding, you know, Chuck, your explanation, that you lost $2.9 million in the quarter, you know, with a good increase in sales. Is it probable that with these things that you’re talking about as far as efficiencies that in the quarter ending July with a decent backlog that you should have a reasonable profit margin in travel trailers?

CHARLES WILKINSON

The answer is yes. And I guess the point I didn’t make very well was that at the hole we were in 180 days ago, almost $16 million, we’ll extricate ourselves from that, we’ll be above water and we’ll be healthy. Those kinds of complexities can’t get solved in 90 days. We got most of it done in the first quarter. Had we had a little more time, a 13th round or something, we might have made it in the last quarter.

BARRY VOGEL

One last question for Boyd. As far as preferred dividends, how many of the tranches have you now decided to forego? Was that the 6% tranche?

BOYD PLOWMAN

6% tranche, and I believe we just deferred the seventh quarter.

BARRY VOGEL

And you have 13 left in theory?

BOYD PLOWMAN

Yes.

BARRY VOGEL

And you’re still paying the interest on the 9.5%?

BOYD PLOWMAN

Yes.

BARRY VOGEL

Okay. Good luck to you guys.

BOYD PLOWMAN, CHUCK WILKINSON, JIM SMITH

Thank you.

OPERATOR

Your next question comes from Chris Cook from Zazove.

CHRIS COOK

Actually, my questions have all been answered. Thanks guys.

BOYD PLOWMAN

You bet.

OPERATOR

Your next question comes from Bill Gibson with Nowlanburger Capital Partners.

BILL GIBSON

Most of mine were answered, as well, but I do have one, and that’s going back to Home One. You’re running about 3 million of origination per quarter. It sounds like it’s picking up in July. Where does that number have to be for Fleetwood Retail to have a positive operating income.

BOYD PLOWMAN

And it’s actually 3 million a month, Bill.

BILL GIBSON

3 million a month, yeah.

BOYD PLOWMAN

We need to get to a hundred million a year in annual originations to approach that number. And we should get there on a annualized basis relatively quickly, although we certainly would not expect that HomeOne would operate in the black in the fiscal year that we’re currently in.

BILL GIBSON

Home One or FRC?

BOYD PLOWMAN

Either one. Home One cannot achieve breakeven at the levels that we will be at even for the full year.

BILL GIBSON

But at the end of the fiscal year do you expect to be running at that 25 million a quarter number.

BOYD PLOWMAN

I do expect that we will be there and the question of would we be profitable on a run rate basis at that point in time really depends to a large degree on what spreads are at that point in time. But my guess is at that point in time we will be approaching but probably not quite to breakeven.

BILL GIBSON

Got it. Thanks, Boyd.

OPERATOR

Your next question comes from Eddie Sharp from Sharp Associates.

EDDIE SHARP

Do you have a replay number? I’m having a hard time hearing some of this stuff.

KATHY MUNSON

It’s available through our Website. We don’t have a replay number.

EDDIE SHARP

I have to go to the Website for it?

KATHY MUNSON

You have to go to the Website. Or we can get an audiotape to you fairly soon.

EDDIE SHARP

Okay. That would be helpful. A lot of good information here, I just can’t catch it. Getting old. Can’t hear.

KATHY MUNSON

You can either give me, Kathy Munson, a call or give Allen and Caron a call.

EDDIE SHARP

Okay. Thanks.

OPERATOR

[Caller instructions.] Your next question comes from John Diffendal of BB&T Capital Markets.

JOHN DIFFENDAL

A little follow-up on the FRC loss. Even, I guess, with the charge against the MIS problem, it still looked like you had a loss, I guess, of about $14 million, which was a bit higher than the losses of a little less than 10 million the last few quarters. Give us a sense of that dynamic and what is being done to try to improve that loss.

JACK DARNALL

Sure. John, this is Jack. We’re doing things on a number of different fronts. Obviously HomeOne will have an impact on our operations going forward. There are some restructuring charges in the 14 million you mentioned. In terms of closing non-performing sales centers, we need to look at that. We’ve taken a significant amount of costs out, and we continue to work hard to increase our top line. The March quarter was a particularly tough quarter for us. Of course, that’s partially seasonal, but even with the financing challenge, we were off by more than we thought we would be in the March quarter.

JOHN DIFFENDAL

Okay. I think Origin announced today a relationship with you. Can you maybe describe that a little bit and how that sort of interacts with what you’re doing with your own finance unit?

JACK DARNELL

I’m sorry. Who announced? I missed that question.

JOHN DIFFENDAL

Origin.

BOYD PLOWMAN

Oh, Origin. Yeah, that’s on our independent retailer area, and it’s kind of a private branding kind of situation where our Pinnacle retailers, our exclusive retailers that meet certain other criteria, will be eligible for a special program with Origin.

JOHN DIFFENDAL

Gotcha. Thank you, guys.

OPERATOR

Your next question comes from Reese Williams of Columbia.

REESE WILLIAMS

I just wanted to get a little better understanding. You mentioned that you’re taking steps to make sure these accounting problems didn’t happen in the future. Can you outline what steps you’ve taken and whether you’re kind of looking elsewhere within the company for potential problems that may come up?

BOYD PLOWMAN

Well, you know, retail is really the newest significant portion of the organization, and it was primarily started by acquisition. So, I think if there is an area of the company where we might have had concern, it would have been there. And we’re quite satisfied with our internal controls in the entire company, including there, now. There had previously been a number of steps taken, including some changes of personnel. But you know, we have an internal audit function. Their scope has been broadened with respect to retail. We’ve changed some of our procedures. We have a high degree of confidence in our internal controls, and we’ve worked with our auditors, as well as an outside advisor in connection with our certifications under Sarbanes-Oxley. And although this is certainly not a pleasant situation for us to encounter, it was a result of actions that were taken sometime ago and we’re confident there will not be a recurrence.

REESE WILLIAMS

And so, you replaced everybody that was involved in the bad actions?

BOYD PLOWMAN

Well, interestingly — not as a result of that action. The personnel who were really closest to the situation had been replaced for other reasons some time ago. And actually the financial leadership at FRC right now we have an extremely high regard for.

OPERATOR

Your next question comes from Barbara Allen of Natexis Bleichroeder.

BARBARA ALLEN

Thank you. Just to follow up on the fourth quarter delineation of profit and loss by RV segment, could you give us the year ago comparison? Travel trailers lost 2.9 versus —

JIM SMITH

Barbara, you wanted the fourth quarter, right? This is Jim Smith.

BARBARA ALLEN

Yes, please.

JIM SMITH

One year ago motor homes had an operating profit of 6.8 million; travel trailers lost 5.3 million; and folding trailers lost 2 million. So, as a group they lost 442,000 compared to making 5.4 million this year.

BARBARA ALLEN

Excellent.

JIM SMITH

I would add just briefly that the fourth quarter a year ago for travel trailers, just to give you an idea, they were somewhat transitioning out of a product that they had introduced a year and a half prior, and the first and second quarters of ‘03 with that product they were very profitable.

BARBARA ALLEN

Okay. Secondly, Boyd, on the valuation allowance, I’m not clear on what happens when you turn profitable. When do you get to reverse that? Do you have to show profit for X number of quarters, or is this another one of those rules that are sort of working their way through as we go, which seems to be pretty widespread right now with the accounting profession.

BOYD PLOWMAN

Yeah, it is a little bit of a moving target, Barbara, but it appears that, for example, if we, as we at this moment believe we will be profitable in the first quarter, that will not trigger a reversal of this accrual because it will be looked at on an annual basis. And I think in order to reverse that valuation, we’ll have to demonstrate profitability for the entire year, unless there is really substantial profitability at some point earlier than that.

BARBARA ALLEN

So, your pretax earnings will be the same as your net earnings? There will be will be no tax impact at all in the first quarter?

BOYD PLOWMAN

There will be some tax impact. Do you want to address that?

JIM SMITH

Yeah. What we do is essentially, Barbara, we’ll evaluate the deferred tax asset on a quarterly basis and determine the realizability. And based on that determination, we’ll determine what the valuation allowance will be. So, there could be a change in the valuation allowance, a reduction to it. We don’t expect that to be very much. And if there is a decrease to the valuation allowance, then you would probably show a minor credit, a very small credit. But it would be most likely offset by any state tax ramification or taxes related to our Canadian operation.

BARBARA ALLEN

So, I should assume, then, a 35 or a 38% normal tax rate for the first quarter?

BOYD PLOWMAN

No, probably not.

JIM SMITH

I would probably anticipate on a quarter-to-quarter basis not much change. In other words, your pretax income would show very little tax provision. So — it’s hard to say because it’s based on the valuation of the deferred tax asset.

BARBARA ALLEN

Okay.

JIM SMITH

I’d be speculating right now to tell you something different.

BARBARA ALLEN

So, it’s very difficult and we should probably focus on pretax earnings?

BOYD PLOWMAN

It is. Barbara, one thing I might do is just give a little bit of background on how the deferred tax asset arises because it’s a fairly significant number on our balance sheet. It has created, because we have some expenses that we must expense for book purposes before we’re able to deduct for tax purposes. And the two largest examples of those are our warranty expense and our volume incentive program, each of which are fairly substantial accruals that hit our income statement in a period or when we incur sales, but they’re not tax deductible until we pay them in cash. And so, in profitable times we would accrue a tax liability and a provision, but we would have to pay more than the accrued liability because we were not able to deduct all of our expenses that ran through our income statement. And the difference in that would be set up as a deferred tax asset.

BARBARA ALLEN

Okay.

BOYD PLOWMAN

And the presumption is — the reason for the SEC’s posture on this is that if a company has a history of recent losses, they don’t want to view the turnaround in operations as the basis upon which that tax asset’s recovered. We strongly believe that as a practical matter we will recover it in exactly that manner, but we’re kind of stuck with the accounting.

BARBARA ALLEN

I agree. We’re all getting stuck with lots of weird accounting lately. My last question has to do with Ed’s comments about GMAC and GreenTree Financial increasing loans, and also, Boyd, your comments about an increased appetite for whole loans. Both of these seem to be at variance with what I’ve been able to find from other participants in the industry. Could you just explain a little further why you’re different or what’s going on?

BOYD PLOWMAN

Well, I think I know some differences in the way we’re approaching the financing. And we are seeing an appetite for finance receivables that are created in a vertically integrated model where you have the ability to utilize your retail arm as part of your underwriting base and basically help them screen quality control and simultaneously assist in the collection process and ultimately the efficient remarketing of repossessions. So, compared to a lender that has no method of remarketing or has no significant relationship with a retailer, I’m sure we’ve got significant advantages. And I think that’s part of the advantage of the vertically integrated model, and I think, you know, Clayton has obviously leveraged that to the utmost.

BARBARA ALLEN

Well, GMAC making loans, GreenTree Financial, have they originated any in any markets that you’ve seen?

KATHY MUNSON

Barbara, this is Kathy. That was in an interview that was done. I believe this is what you’re referring to.

BARBARA ALLEN

Right, July 3rd.

KATHY MUNSON

And no offense to the reporter, who I believe is on the line, but Ed was speaking on a hopeful basis that they had both indicated that they would be coming into the markets, and I think it was characterized as a done deal. And that is not what he intended in that quote.

BARBARA ALLEN

Well, I agree with that. But I think that given the fact that we were all in a quiet period and we analysts couldn’t get any information, it might have been helpful to put out a correction to that. So, they are not making any loans that you know of at present? There is no origination going on with either of those two?

BOYD PLOWMAN

Let me correct that, Barbara. GMAC actually has originated some loans — they have over a long period of time originated some mortgage loans in their portfolio.

BARBARA ALLEN

Land /home.

BOYD PLOWMAN

Exactly.

BARBARA ALLEN

Yes, but not chattel lending.

BOYD PLOWMAN

To my knowledge they’ve not yet engaged in that. But I suspect that is imminent. Although the pace has certainly not been rapid, we’ve maintained a dialogue with them, and they do continue to march toward some sort of participation. Whether that involves origination, I’m not absolutely sure. I think there’s some possibility that they simply may establish some sort of strategic relationships with a handful of participants in the industry, and I think as far as we’re concerned that’s — that’s fine. I suspect that we could benefit from that approach, as well. With regard to GreenTree, I know absolutely nothing about their direction.

BARBARA ALLEN

Okay. Thank you very much.

OPERATOR

Your next question comes from Jeff Schmitz of Deephaven Capital Management.

JEFF SCHMITZ

I was wondering, Boyd, with your 9.5% preferreds, after February of ‘04, you have to pay in cash. What are your current thoughts about whether or not you will in fact continue to pay the dividends on those or whether you’ll start to defer on the 9.5 percents as well as the 6 percents?

BOYD PLOWMAN

Jeff, I think it’s way to early for us to be speculating on it.

JEFF SCHMITZ

Could you give us the dynamics that would go into play in that decision?

BOYD PLOWMAN

Sure. Obviously where we stand with regard to liquidity and our needs for liquidity on the horizon as well as where our operational performance stands at that point in time.

JEFF SCHMITZ

Okay. Thank you.

OPERATOR

Your next question comes from David Herman of Shumway Capital.

DAVID HERMAN

Good afternoon. I had a couple quick questions. I’m just quickly looking through the EBITDA covenants that you amended. And it looks like in October you’re actually showing the EBITDA covenant going down from 7.5 negative to 8.5. Is there something in the business that you’re predicting in that time period to show a decline in EBITDA?

BOYD PLOWMAN

I would not use our EBITDA covenant as a guide for anything of that nature. You’ve got to remember an awful lot of things go into the covenant, including negotiations and taking advantage of opportunities when you get them and realizing you don’t have them when you don’t. I wouldn’t use the covenant as much of a guide.

DAVID HERMAN

The only reason I’m asking, it looks like it goes very strong positive in the third and fourth quarter of next year, but in the second quarter it actually deteriorates from the first quarter. It just seemed to be a strange trend for, you know, a business that looks like its seeing a nice uptick in the RVs.

BOYD PLOWMAN

It is a fourth quarter cumulative number.

DAVID HERMAN

Okay. So, it could be something going on in the prior year’s quarter.

BOYD PLOWMAN

There could be, I’m not looking at it at this moment.

DAVID HERMAN

Okay. And the other question is, so, basically the 60 million adjusted EBITDA for 2004 in the covenant, we should kind of use that as a floor. And then, the floor adjustments, that would be the 32 million you mentioned to Barbara, which would be the 8 million of preferred dividends times 4, right? Is that right, that 32? And then the D & A you said was 27 million?

JIM SMITH

That’s correct.

DAVID HERMAN

And this other interest expense, is that similar to this year you would expect, about 8 million? I’m trying to get to a floor earnings number off this EBITDA number.

BOYD PLOWMAN

Okay. You’re keeping my suggestion in mind that I —

DAVID HERMAN

Yeah. I’m just trying to get to, you know, kind of a bottom earnings number. Obviously I know this is — I just want to make sure I understand the components. You take the EBITDA less the D & A you gave, which is 27, less the interest of 32, less the regular interest of 8, I guess, and then just tax it?

BOYD PLOWMAN

That’s right.

DAVID HERMAN

Okay. The other question – I’m relatively new to the story, but maybe you can help me understand. The RV business did over $120 million of EBITDA back in the ‘98-’99 time frame. And manufactured housing did a comparable number. And it sounds like you guys in this downturn have done a good job of taking out a lot of costs and refocusing your retail business. Is the infrastructure in place, do you feel, in both the RV and manufactured housing side, to get back to that type of a peak number, or could we see something in excess of that provided the industries were in line?

BOYD PLOWMAN

Yeah. It’s our belief that those kinds of opportunities exist. Obviously when the bottom falls out of an industry like it did manufactured housing, you not only have excess capacity, but you have, you know, fierce competition. And so, revenues shrink, but equally important, margins shrink. I’m specifically focusing on manufactured housing right now. As capacity’s been taken out at both the manufacturing level and retail level, the competition should not be nearly as fierce as we get some recovery in revenues. And that should allow for revenue improvement, but also margin improvement. In recreational vehicles, that was still a pretty healthy industry and to some degree we underperformed the industry due to some self-inflicted wounds. And so, there has not been the kind of capacity reduction in RVs that there has in manufactured housing. And that will be a more difficult one to improve at least gross margins in, because I don’t think we will have a tremendous upswing in industry capacity, although just the demographics that form the basis for the growth in the industry are extremely positive. We currently have got some pretty tough competitors. So, I think there’s an opportunity for revenue growth and market share growth, but maybe gross margin expansion might be more difficult.

DAVID HERMAN

I just have one more question. I have a call, actually, with Kathy later on this afternoon to learn a little more about your company. But as you look at your manufactured housing retail, your company-owned dealers.... you look at Clayton, and there’s a lot of concentration within their company-owned retail dealers in terms of geographic proximity. Is your company-owned base geographically dispersed, or is there a concentration or pockets of concentration?

BOYD PLOWMAN

It’s not as concentrated as Clayton’s is, but there’s a fair amount of concentration. When we grew by acquisition, we acquired some multi-location companies that in some cases created conflicts with our own independent distribution base. And as time has gone by and as we and our independents needed to contract capacity, we’ve tried to clean that up somewhat, and that has resulted in some additional concentration. And we do see that to some degree, but not nearly to the same degree that you see it in Clayton.

DAVID HERMAN

Great. Thank you very much.

OPERATOR

Your next question comes from Derrick Winger of Jeffries and Company.

DERRICK WINGER

Yes. Could you just give a little bit more color as to when you plan on reinstating the dividend for the 6% tranche in relation to the question earlier asked on the 9.5% deferred. What in particular prevents you from paying these dividends after February ‘04?

BOYD PLOWMAN

With regard to the 6%, I’m not sure what’s magic about February ‘04. We basically have deferred those dividends because our current liquidity and our upcoming needs for capital simply don’t provide that opportunity. And I don’t envision that that’s likely to change in the next couple of quarters.

DERRICK WINGER

So, with regards to the 9.5% preferreds, after February ‘04, what do we need to be looking at there in terms of measures that need to be hit so that you can continue to pay that?

BOYD PLOWMAN

Well, you know, there are a lot of variables that go into it. And it’s simply a ways out. I guess we’ll maybe give a little more attention to that prior to the next call, but there’s enough uncertainty with regard to the timing and the slope of our recovery, and I would say the most important factor is where we stand from an operational standpoint. If we’re profitable again, that puts us on a totally different plane. If we’re substantially profitable, that puts us in a significantly different position to make those decisions than if we are only marginally profitable, because we do have a significant opportunity for growth in the RV industry, and to some degree that will require additional working capital and some cap ex.

DERRICK WINGER

But there is an escrow on the 9.5 percent until February ‘04?

BOYD PLOWMAN

Well, for the first two years — through February ‘04 the 9.5 percents have a PIK provision that we could use.

DERRICK WINGER

Right. Cash or stock.

BOYD PLOWMAN

Exactly. And at the end of two years that alternative disappears, but the deferral alternative kicks in.

DERRICK WINGER

Would it be fair to say that these two preferreds will be treated the same in terms of whether they’re paid dividends or not?

BOYD PLOWMAN

I can’t assure you of that. I can’t think of a real good reason why they wouldn’t, but I guess I can’t assure you that they would be.

DERRICK WINGER

Okay. And you said the capital expenditures were 19.9 million for the year that just ended?

BOYD PLOWMAN

That’s correct.

JIM SMITH

Yes.

DERRICK WINGER

Okay. Thank you.

OPERATOR

Your next question comes from Michael Millman from Millman Research.

MICHAEL MILLMAN

I’d like to follow up on the cap ex where you said this year it’s going to be 34 million. You’re expanding the recreational capacity. Could you be a little more specific as to what parts of that capacity, when they’re likely, how much, when they’re likely to come on and how that compares with some of your competitors who seem to also be increasing capacity?

CHARLES WILKINSON

Michael, this is Chuck again. I would really prefer not to answer that question directly. There are some strategic things that are involved in these expenditures. In fact, they’re mostly strategic things. They’re not just capacity, but they’re technology-involved. And I would rather not make that public at this point.

MICHAEL MILLMAN

Is there any actual capacity involved?

CHARLES WILKINSON

Yeah, there will be.

MICHAEL MILLMAN

Can you talk about that part?

CHARLES WILKINSON

No, I don’t think I will. Its rare that I don’t answer a question, but it’s kind of inextricable, they’re so closely tied. It’s a complex question. It is a strategic investment, and we’d like the competition to find out about it when it happens, not before it happens.

MICHAEL MILLMAN

Can you give us some notion of how you see industry capacity growing over the next year or two? What you’ve heard, what you’ve seen?

CHARLES WILKINSON

In which industry?

MICHAEL MILLMAN

In motor homes and travel trailers.

CHARLES WILKINSON

Well, I think the travel trailer business is much less complex that has less of a barrier for entry and much lower technology. It’s easy entrance, and it doesn’t require a lot to start up. That balloons and shrinks consistently over the years in big numbers. Motor homes, on the other hand, is more complex, there’s more technology, there’s more capital required and there’s more technology in terms of knowledgeable people who have touched those kinds of products in the past. I could see if the market moves rapidly forward, in travel trailers, that expansion would come along with it, either by additional plants or second shifts or things like that. In the motor home industry, as you know, Winnebago’s put another plant in. Other people are looking at that, we’re told. Other people are trying to expand. I don’t see that expanding as quickly as the market might, though. There are not a lot of companies that have the wherewithal to move rapidly in expanding motor homes because it’s very expensive.

MICHAEL MILLMAN

You kind of indicated that you didn’t see much of an increase in the margin in motor homes or maybe in recreational vehicles because that is competitive. Should we also assume because of some capacity that will come on, as well?

BOYD PLOWMAN

This is Boyd, Mike. Again, I want to emphasize gross margin. And I only say that in contrast to manufactured housing. I don’t want to leave you with an impression that we don’t think there’s a possibility for gross margin expansion in RVs because we think there is. But the competitive environment in manufactured housing is such that I think there are dramatic possibilities there. So, it’s just a matter of degree. And the only other thing I would say with regard to RVs specifically is that we currently have—and one of the earlier questions alluded to it—we do have some competitors in the motor home side particularly that seem to have excess capacity, and as a result their pricing or the adjustments to their pricing have been pretty significant recently.

MICHAEL MILLMAN

Okay. Great. Thank you.

OPERATOR

Your next question comes from Derek Wenger from Jeffries and Company.

DEREK WENGER

Yes, I’m sorry. Just a follow-up. The 9.5% preferred, what is your policy on — I guess you’ll be paying the next one in cash. When might you pay that one in stock?

BOYD PLOWMAN

That’s a decision that we simply have to make based on circumstances at the time. We initially made payments in stock until the stock reached a trough, and it was simply too dilutive to continue. We’re in better shape now. We’re much closer to an operational turnaround. On the other hand, the stock price is much higher than it was when we made that decision to convert back to cash. So, the stock price figures into it and our cash needs figure into it.

DEREK WENGER

But you need to declare one shortly here, right? Will that one be cash or stock or —

BOYD PLOWMAN

We have not formally made that decision. We’ve been paying in cash, and we wouldn’t change unless we had a good reason to do it.

DEREK WENGER

And you’re not willing to share any level of the stock where you’d be willing to issue stock in lieu of cash?

BOYD PLOWMAN

No.

DEREK WENGER

Okay. Thank you.

OPERATOR

At this time there are no further questions, gentlemen. Are there any closing remarks?

BOYD PLOWMAN

No. We’d simply like to thank you for joining us today, and we look forward to speaking with you at the next quarter’s conference call, which will be in about seven weeks.

OPERATOR

This concludes today’s Fleetwood Enterprises 4th quarter and year end results conference call.

(CONFERENCE CALL CONCLUDED)

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